                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: March 22, 2000


                         INTERNET SERVICE NETWORK, INC.
                         (formerly, Hawkeye Corporation)
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

        0-28065                                         58-2489419
        -------                                         ----------
 (Commission File No.)                       (IRS Employer Identification No.)







                        204 East McKenzie Street, Unit D
                           Punta Gorda, Florida 33950
                                  941-575-7878
                                  ------------
     (Address, Zip Code and Telephone Number of Principal Executive Offices)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(See the information set forth below, under "Item 2. Acquisition or Disposition of Assets.")


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       The Registrant was incorporated under the laws of Delaware as Hawkeye Corporation ("Hawkeye"), a developmental stage company created to engage in a merger or acquisition. It had no operations other than issuing shares to its original shareholders. Internet Services Network, Inc. ("Internet Services") was a closely held, private company, organized as a Florida corporation.

       On March 22, 2000 (the "Closing Date"), Hawkeye and Internet Services entered into a merger agreement (the "Merger Agreement"), which provided for the merger of Internet Services into Hawkeye (the "Merger"). Immediately prior to the Merger, the Registrant had:

       - 100,000,000 shares of voting common stock, $0.0001 par value, authorized
       - 20,000,000 shares of preferred stock, $0.0001 par value, authorized
       - 2,661,000 of the voting common shares issued and outstanding, of which: 2,500,000 shares were held by Gilbert H. Davis; 96,000 shares were held by Erik S. Nelson; 50,000 shares were held by ESN Financial, L. P.; and 1,000 shares were held by each of the following--David Lesch, Mark Wisor, Julie Zimmerman, John Daly, Jeffrey J. Love, Nathan Degyansky, Richard G. Manzardo, Stephen C. Crumpton, Justin Hoehn, Canyon Group LLC, Adam E. McPherson, John
              R. Wallace, Glenn Miller, Joanne and Gary Luckembry (collectively), and Lynwood B. Vaughn
       - 1,325,000 Class A Warrants, each to purchase one voting common share of the Registrant at an exercise price of $3.00 per share, issued
       - 1,325,000 Class B Warrants, each to purchase one voting common share of the Registrant at an exercise price of $5.00 per share, issued
       -      no outstanding preferred shares

       The Class A Warrants may be redeemed at a price of $0.01 per Class A Warrant if the price per share of the Registrant's common stock closes above $4.50 for twenty consecutive trading days. The Class B Warrants may be redeemed at a price of $0.01 per Class B Warrant if the price per share of the Registrant's common stock closes above $7.50 for twenty consecutive trading days. The Class A and Class B Warrants provide for registration rights with respect to the Warrants and underlying shares, and have a three-year term.

       The Merger was consummated on March 23, 2000. In the Merger, all of the issued and outstanding stock of Internet Services--consisting of 1,000 shares of voting common stock, $0.10 par value, all of which was owned by Werner K. Ebner--were exchanged for and converted into 24,000,000 shares of voting common stock of the Registrant, and the name of the Registrant was changed to "Internet Service Network, Inc." All of the Registrant's voting common stock issued in the Merger are restricted securities.

       Immediately following the Merger, Mr. Ebner owned 90% of the issued and outstanding common shares of Registrant. Immediately following the Merger, the Registrant had issued and outstanding:

       -      26,661,000 shares of voting common stock
       - 1,325,000 Class A Warrants, each to purchase one voting common share of the Registrant at an exercise price of $3.00 per share
       - 1,325,000 Class B Warrants, each to purchase one voting common share of the Registrant at an exercise price of $5.00 per share
       -      no shares of preferred stock

       Following the merger, Gilbert H. Davis, the president, secretary, and director of the Registrant, resigned as an officer and director of the Registrant. The Board of Directors of the Registrant is set at five members and includes: Werner K. Ebner, Lesly Benoit, Jr., Dieter Maschewsky, and Dr. Reinhard Schiffel. There is currently one vacancy on the Board. The interim members of the Board will serve until the annual shareholders meeting, at which time shareholders can elect new directors or reelect the existing directors. Effective March 25, 2000, the interim board of directors of the Registrant appointed: Werner K. Ebner as President and Chief Executive Officer of the Registrant; Lesly Benoit, Jr. as Secretary and Chief Financial Officer of the Registrant; and Dieter Maschewsky as Vice President and Chief Operating Officer of the Registrant. The Registrant intends to obtain a new trading symbol for the Registrant's stock, file the necessary quarterly and annual reports to the Securities and Exchange Commission in order to maintain the Company's OTC-BB listing as a public company, and change its name to "ISNI.net, Inc."

       Internet Services paid a $25,000 consulting fee to Coral Capital Partners at the time the Merger Agreement was entered into, and an additional $100,000 to Coral Capital Partners at the closing of the Merger.

       Pursuant to the Merger Agreement: (a) Internet Services agreed to prepare and file audited financial statements with the Securities and Exchange Commission within 60 days of the Closing Date; and (b) the Registrant will file an appropriate registration statement registering resales of the currently outstanding Hawkeye common shares, the Class A warrants, the Class B warrants, and all Hawkeye shares to be issued upon exercise of those warrants so that those securities qualify for secondary market trading under the federal securities laws as well as the "blue sky" laws of the various states.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       Financial statements required to be filed pursuant to this item will be filed by amendment no later than 75 days from the Closing Date.

       The following exhibits are attached to this filing and incorporated herein by reference.

       - Exhibit 2.1--Merger Agreement between Hawkeye Corporation and Internet Services Network, Inc., dated 22 March 2000.

       - Exhibit 2.2--Certificate of Merger of Internet Services Network, Inc. into Hawkeye Corporation, dated 23 March 2000.

       Descriptions of the Merger are qualified in their entirety by the provisions of the Merger Agreement and the exhibits to this document.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                INTERNET SERVICES NETWORK, INC.


Date:                           By:  /s/
     -------------------             ---------------------------------
                                     Lesly Benoit, Chief Financial Officer